Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-120775) of News Corporation and to the incorporation by reference therein of our report dated August 27, 2004 (except for Notes 3 and 27, as to which the date is November 23, 2004), with respect to the consolidated financial statements of News Corporation’s Current Report on Form 8-K filed on November 24, 2004 for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 7, 2005